EXHIBIT 10.8(b)

PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2022

FIRST AMENDMENT TO THE
PEOPLES BANCORP INC. THIRD AMENDED AND RESTATED
2006 EQUITY PLAN

This First Amendment (this “Amendment”) to the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (the “Plan”) is adopted and approved on January 26, 2023.
WHEREAS, Peoples Bancorp Inc. (the “Company”) sponsors the Plan; and
WHEREAS, the Company desires to amend the Plan to modify the provisions of Section 4.4 of the Plan governing limitations on the number or dollar value of Awards (as that term is defined in the Plan) that may be granted to any one Participant (as that term is defined in the Plan) during specified periods described in such Section 4.4 of the Plan; and
WHEREAS, Section 12.2 of the Plan permits the Board of Directors of the Company to amend the Plan subject to the limitations set forth in such Section 12.2 – i.e., shareholder approval will be required if the amendment were to (i) increase the number of common shares of the Company which may be issued under the Plan; (ii) expand the types of Awards available to Participants under the Plan; (iii) materially expand the class of employees and/or advisors eligible to participate in the Plan; (iv) materially change the method of determining the option price of options or the exercise price of stock appreciation rights; (v) delete the provision in Section 5.8 of the Plan prohibiting the repricing of options and stock appreciation rights; (vi) extend the termination date of the Plan; or (vii) otherwise require shareholder approval to satisfy applicable listing standards or other applicable rules or regulations; and
WHEREAS, the Board of Directors has determined, with the advice of counsel to the Company, that the modification of the provisions of Section 4.4 of the Plan does not fall within the scope of the types of amendments to the Plan as to which shareholder approval is required for purposes of Section 12.2 of the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 4.4 of the Plan is hereby deleted in its entirety and the following is substituted therefor:
4.4    LIMITATION ON AWARDS. All of the limitations set forth in this Section 4.4 are subject to adjustment under Section 12.1.
The maximum number of shares of Company Stock subject to Restricted Stock and Performance Units that may be granted to any one Employee or Advisor with respect to a Performance Period or a Restriction Period may not exceed 125,000 shares of Company Stock for each Fiscal Year included in such Performance Period or such Restriction Period.
The maximum number of shares of Company Stock subject to Options or SARs that may be granted to any one Participant in any one Fiscal Year shall not exceed 125,000.
The maximum aggregate dollar value of any Award(s) that may be granted to any one Non-Employee Director in any one Fiscal Year shall not exceed $150,000.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer to be effective as of the date provided as the date of adoption and approval above.

PEOPLES BANCORP INC.

By: /s/ M. RYAN KIRKHAM

Printed Name: M. Ryan Kirkham
    Its: Executive Vice President / General Counsel